UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Orexigen Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders on May 27, 2010. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter as applicable.

1. To elect the following three directors for a three-year term to expire at the 2013 annual meeting of stockholders:

Nominee	Shares Voted For	Voting Authority Withheld
Brian H. Dovey	29,371,914	1,183,972
Michael F. Powell, Ph.D.	21,598,989	8,956,897
Daniel K. Turner III	29,374,187	1,181,699

In accordance with the above results, each nominee was elected to serve as director.

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

For	Against	Abstain	Broker Non-Votes
41,327,306	555,966	14,802	0

In accordance with the above results, the selection of Ernst & Young LLP was approved.

Item 8.01	Other Events

On June 1, 2010, the Company announced that the U.S. Food and Drug Administration has accepted for filing the Company’s New Drug Application (NDA) for Contrave® (naltrexone SR/bupropion SR), its investigational drug for the treatment of obesity. The NDA is based on a substantial body of evidence gathered through the Contrave Obesity Research (COR) clinical program, which included over 4,500 patients.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: June 1, 2010	By:	/s/ GRAHAM K. COOPER
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer and Treasurer